Exhibit 99.1

Please Contact:
Tere H. Miller
Vice President, Corporate Communications
(760) 741-2111, ext. 1177

REALTY INCOME COMPLETES $1 BILLION IN 2011 ACQUISITIONS
Comments on Friendly’s and Buffets Reorganizations
Updates 2011 and 2012 Earnings Guidance

ESCONDIDO, CALIFORNIA, January 18, 2012….Realty Income Corporation (Realty Income), the Monthly Dividend Company®, (NYSE: O), announced today that during 2011, the Company invested $1 billion in 164 properties. The properties are located in 26 states and are 100% leased to 22 tenants in 17 different industries, with an initial average lease yield of approximately 7.8%.

Commenting on these acquisitions, Tom A. Lewis, Chief Executive Officer stated, “We are pleased with this record year of property acquisitions, which are leased to a diverse group of tenants. These immediately accretive acquisitions will further diversify our property portfolio and provide us with increased lease revenue from which to pay monthly dividends.”

Property Portfolio Update
On January 10, 2012, Friendly’s Ice Cream (“Friendly’s”), one of Realty Income’s tenants, announced that it was emerging from voluntary reorganization under Chapter 11 Federal Bankruptcy Laws (which they had filed for on October 5, 2011). Friendly’s accepted 102 of their 121 leases with Realty Income. Friendly’s rejected 19 leases, representing approximately $1.8 million of annualized rent. These properties, returned to Realty Income, are immediately available for re-lease to other tenants. Overall, post-bankruptcy, assuming re-lease of the 19 rejected properties and rent concessions on some other properties, Realty Income estimates that it will recover approximately 80% of the $16.1 million of annualized rent that Friendly’s was paying the Company before the bankruptcy filing.

On January 18, 2012, Buffets Holdings, Inc. (“Buffets”), one of Realty Income’s tenants, announced that it filed for voluntary reorganization under Chapter 11 Federal Bankruptcy Laws. Buffets leases 86 properties from Realty Income that, as of December 31, 2011, represented approximately $18.2 million, or 3.9% of Realty Income’s rental revenue. The Company anticipates that Buffets will reject the leases on 7 of Realty Income’s 86 properties, representing approximately $1.8 million of annualized rent. These properties, to be returned to Realty Income, will be immediately available for re-lease to other tenants. Realty Income and Buffets have also already reached a preliminary agreement (subject to court approval) regarding modifications to some of Buffets other leases with the Company. Overall, post-bankruptcy, assuming re-lease of the 7 rejected properties and rent concessions on some other properties, Realty Income estimates that it will recover approximately 65% of the $18.2 million of annualized rent that Buffets was paying the Company before the bankruptcy filing.

In addition, the Company has recently concluded an in-depth analysis of its portfolio and has identified one or more of its other 134 tenants, equating to approximately 2% to 3% of its portfolio rents, that may make similar filings during 2012. While Realty Income has not had any conversations with these tenants regarding possible filings, if any, the Company believes it is prudent to make such an assumption given the current state of the United States economy. Included in the 2011 and 2012 earnings guidance below is the anticipated impact of the Friendly’s reorganization, the Buffets filing and possible filings by other tenants.

Commenting on these tenant issues, Tom A. Lewis stated, “While we are always disappointed when one of our tenants encounters financial or operational challenges, we view the reorganization of any one of our 136 tenants to be a ‘normal course of business’ event. Since our listing on the New York Stock Exchange in 1994, Realty Income has had 24 tenants make similar filings, and we have historically retained a significant portion of the tenant’s pre-filing rent. Following the recession, discretionary spending by moderate to lower income consumers on items such as casual dining has decreased. Fortunately, most of our property portfolio consists of tenants selling more non-discretionary goods & services to a wide variety of consumers, which tends to be more resilient in difficult economic climates.

Overall, we anticipate that the aggregate impact of these tenant issues will not be material to Realty Income’s operations, or our ability to pay and increase the amount of the monthly dividend.”

2011 Earnings Guidance Update
Realty Income estimates that 2011 FFO per share will be $1.98 per share (subject to final preparation of the Company’s year-end financial statements). This will represent an increase of 8.2% over 2010 FFO per share of $1.83. FFO per share for 2011 is based on an estimated net income per share of $1.05 plus estimated real estate depreciation of $0.97 and reduced by potential gains on sales of investment properties of $0.04 per share (in accordance with NAREIT’s definition of FFO).

The Company estimates that 2011 Adjusted Funds from Operations (AFFO) will be $2.01 per share (subject to final preparation of the Company’s year-end financial statements). This will represent an increase of 8.1% over 2010 AFFO per share of $1.86. The AFFO per share estimate for 2011 is based on adding back items to FFO totaling approximately $0.08, that reduce net income in accordance with Generally Accepted Accounting Principles (GAAP), and deducting capitalized expenditures and straight-line rent revenue items totaling approximately $0.05, for a net increase of $0.03 over FFO.

2012 Earnings Guidance Update
Realty Income estimates that 2012 FFO per share should range from $2.03 to $2.07 per share, an increase of 2.5% to 4.5% over the 2011 estimated FFO per share of $1.98. FFO per share for 2012 is based on an estimated net income per share range of $1.02 to $1.06 plus estimated real estate depreciation of $1.11 and reduced by potential gains on sales of investment properties of $0.10 per share (in accordance with NAREIT’s definition of FFO).

The Company estimates that 2012 Adjusted Funds from Operations (AFFO) should range from $2.07 to $2.12 per share, an increase of 3.0% to 5.5% over the 2011 estimated AFFO per share of $2.01. The AFFO per share estimate for 2012 is based on adding back items to FFO totaling $0.08 to $0.09, that reduce net income in accordance with Generally Accepted Accounting Principles (GAAP), and deducting capitalized expenditures and straight-line rent revenue items totaling approximately $0.04, for a net increase of $0.04 to $0.05 over FFO.

The Company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. AFFO further adjusts FFO for unique revenue and expense items which are not pertinent to the measurement of our ongoing operating performance.

About the Company
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. To date, the Company has paid 498 consecutive monthly dividend payments throughout its 43-year operating history. The monthly income is supported by the cash flow from over 2,600 properties owned under long-term lease agreements with 136 leading regional and national retail chains and other commercial enterprises. The Company is an active buyer of commercial properties nationwide. Additional information about the Company can be obtained from the corporate website at www.realtyincome.com.

Forward-Looking Statements
Statements in this press release, which are not strictly historical, are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of the Company’s subsidiary, Crest Net Lease, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors:
Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or through the Internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.